Exhibit 99.1

Blue Buffalo Reports Third Quarter 2015 Results

Wilton, CT - November 12, 2015 - Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF), the leading natural pet food company in the United States, today announced its third quarter 2015 results.

•	Third Quarter Highlights

◦	Net sales of $259 million, up 10.5%

◦	Net income of $27 million, down 2.3%; Adjusted Net Income of $34 million, up 16.7%

◦	Adjusted EBITDA of $61 million, up 15.6%

◦	Diluted EPS of $0.14 in line with third quarter 2014; Adjusted Diluted EPS of $0.17, up 16.5%

•	Full Year 2015 Outlook

◦	Net sales of $1.02 billion

◦	Adjusted Diluted EPS of $0.60

“I am pleased to report our third quarter results. Blue Buffalo delivered strong performance in the third quarter. We gained market share, expanded into new markets, improved our margins and continued to invest for the future. As a result of our strong performance, we are raising our full year EPS guidance,” said CEO Kurt Schmidt.

Third Quarter of 2015 Compared to Third Quarter of 2014
Net sales increased $24.7 million, or 10.5%, to $259.4 million, driven primarily by volume growth. Net sales of Dry Foods increased $19.5 million, or 10.4%, to $207.5 million while net sales of Wet Foods, Treats and Other Products increased $5.1 million, or 11.0%, to $51.9 million.
Gross profit increased $14.1 million, or 14.9%, to $108.3 million and gross margin was 41.7%, up 160 bps compared with 40.1% in the third quarter of 2014. The increase in gross margin was driven primarily by lower supply chain costs associated with the completion of the Heartland ramp-up.
Selling, general, and administrative expenses increased $13.2 million, or 29.2%, to $58.7 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for our initial public offering, increased $7.2 million, or 16.6%. This increase was primarily due to our ongoing investments in advertising and marketing consistent with our strategy to continue to invest in our brand and investments made in strategic initiatives.
Net income decreased $0.6 million, or 2.3%, to $27.1 million, or $0.14 per diluted share in the third quarter of 2015, as compared to $27.7 million, or $0.14 per diluted share, in the third quarter of 2014. Adjusted Net Income, which excludes litigation expenses and costs incurred in preparing for our initial public offering, increased $4.8 million, or 16.7%, to $33.8 million in the third quarter of 2015, compared to $29.0 million in the third quarter of 2014. Adjusted Diluted Earnings Per Share in the third quarter of 2015 increased 16.5% to $0.17, compared to $0.15 in the third quarter of 2014.
Nine Months Ended September 30, 2015 Compared to Nine Months Ended September 30, 2014
Net sales increased $82.5 million, or 12.1%, to $762.2 million, driven primarily by volume growth. Net sales of Dry Foods increased $65.3 million, or 11.8%, to $616.7 million, while net sales of Wet Foods, Treats and Other Products increased $17.2 million, or 13.4%, to $145.5 million.
Gross profit increased $32.1 million, or 11.6%, to $307.6 million and gross margin was 40.4%, down 10 bps compared with 40.5% in the first nine months of 2014. The decrease in gross margin was primarily driven by a decrease in net pricing due to higher levels of promotional activity.
Selling, general, and administrative expenses increased $31.5 million, or 23.5%, to $165.7 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for our initial public offering, increased $20.1 million, or 15.5%. This increase was primarily due to ongoing investments in advertising and marketing consistent with our strategy to continue to invest in our brand and investments made in strategic initiatives.
Net income decreased $1.0 million, or 1.3%, to $79.8 million, or $0.40 per diluted share in the first nine months of 2015, as compared to $80.8 million, or $0.41 per diluted share, in the first nine months of 2014. Adjusted Net Income increased $7.8 million, or 9.3%, to $91.2 million in the first nine months of 2015, compared to $83.5 million in the first nine months of 2014. Adjusted Diluted Earnings Per Share in the first nine months of 2015 increased 9.2% to $0.46, compared to $0.42 in the first nine months of 2014.
Net cash provided by operating activities was $94.0 million in the first nine months of 2015 compared with $73.8 million in the first nine months of 2014. Cash and cash equivalents were $185.0 million as of September 30, 2015 as compared to $95.8 million as of December 31, 2014.
Full Year 2015 Outlook
For the full year 2015, the Company expects to deliver net sales of $1.02 billion. In addition, as a result of our stronger operating margin, we are revising our guidance for Adjusted Diluted Earnings Per Share to $0.60 compared to our earlier guidance of $0.58 or better. The forecast for Fiscal 2015 Adjusted Diluted Earnings Per Share excludes costs related to litigation and the Company's initial public offering.
Important Information Regarding Non-GAAP Financial Measures
The Company presents non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted SG&A, Adjusted Operating Income and Adjusted Gross Profit, in this press release as management uses these measures in assessing our operating performance, and we believe they are helpful to investors, securities analysts and other interested parties, in evaluating the performance of companies in our industry. We also believe that these non-GAAP financial measures are useful to management and investors, securities analysts and other interested parties as measures of our comparative operating performance from period to period. These non-GAAP financial measures are not measurements of financial performance under GAAP. They should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as a measure of our operating performance or any other measures of performance derived in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures to the nearest GAAP measure.
Conference Call:
At 5 p.m. (Eastern Time) today, the Company will host a conference call to provide additional commentary on third quarter 2015 results. Further details will be accessible on the Company’s website at http://ir.bluebuffalo.com. Participants may dial 855-539-0894 in the United States or 412-455-6023 internationally and use the access code 57414911, or access the webcast through the Company’s website at http://ir.bluebuffalo.com. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A replay of the call will be available from November 12, 2015 to November 26, 2015 following the call. To access the replay, dial 855-859-2056 or 404-537-3406 and use the access code 57414911. The archive of the webcast will be available for a limited time on the Company’s website at http://ir.bluebuffalo.com.
About Blue Buffalo
Blue Buffalo, based in Wilton, CT, is the nation's leading natural pet food company, and provides natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation for Cancer Research, is also a leading sponsor of pet cancer awareness and of critical studies of pet cancer, health, treatment and nutrition at top veterinary medical schools across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of the Company's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Full Year 2015 Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “forecast,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the pet food industry, macroeconomic factors beyond the Company’s control, competition for customers, risks related to the

Company’s manufacturing and supply chain, the Company’s involvement in litigation with Nestlé Purina PetCare Company and related class action lawsuits, the success of the Company’s Heartland manufacturing facility, risk of disruption at the Company’s third party distribution centers, risks related to the Company’s expansion outside the United States, the Company’s ability to protect the Company’s intellectual property and that of third parties, performance of the Company's information technology systems, adverse litigation judgments or settlements and the Company’s indebtedness. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in the Company’s prospectus, dated July 21, 2015, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on July 23, 2015, as such risk factors may be updated from time to time in our periodic filings with the SEC, and which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Investors & Financial Analysts
Michael Nathenson
EVP & CFO
203-665-3400
investors@bluebuff.com

Media
Phil Cheevers
VP, Communications
203-665-3234
media@bluebuff.com

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$259,437	$234,770	$762,209	$679,671
Cost of sales	151,152	140,544	454,595	404,117
Gross profit	108,285	94,226	307,614	275,554
Selling, general and administrative expenses	58,664	45,419	165,723	134,241
Operating income	49,621	48,807	141,891	141,313
Interest expense, net	3,722	3,470	11,097	9,926
Income before income taxes	45,899	45,337	130,794	131,387
Provision for income taxes	18,833	17,624	51,044	50,610
Net income	$27,066	$27,713	$79,750	$80,777

Basic net income per common share	$0.14	$0.14	$0.41	$0.41
Diluted net income per common share	$0.14	$0.14	$0.40	$0.41
Basic weighted average shares	196,062,348	195,743,154	195,852,404	195,732,663
Diluted weighted average shares	198,254,808	197,884,029	198,028,543	197,820,142

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except for per share data)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$184,952	$95,788
Receivables, net	76,442	78,620
Inventories	96,902	88,620
Deferred income taxes	3,138	5,696
Prepaid expenses and other current assets	3,316	3,351
Total current assets	364,750	272,075

Restricted cash	473	473
Property, plant and equipment, net	113,186	113,863
Deferred debt issuance costs, net	226	317
Other assets	481	444
Total assets	$479,116	$387,172

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,960	$3,960
Accounts payable	37,550	33,163
Other current liabilities	32,642	27,013
Total current liabilities	74,152	64,136

Long-term debt	384,127	387,097
Deferred income taxes	12,779	17,128
Other long-term liabilities	10,760	6,108
Total liabilities	481,818	474,469

Commitments and contingencies
Stockholders’ deficit:
Common stock, voting; $0.01 par value; 207,060,000 shares authorized; 196,155,025 and 195,743,154 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,962	1,957
Additional paid-in capital	62,523	57,683
Accumulated deficit	(67,187)	(146,937)
Total stockholders’ deficit	(2,702)	(87,297)
Total liabilities and stockholders’ deficit	$479,116	$387,172

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$79,750	$80,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,981	2,841
Amortization of debt issuance costs	91	91
Stock-based compensation	2,935	1,350
Deferred compensation	19	61
Loss on disposal of assets	69	63
Deferred income taxes	(1,790)	1,795
Income tax benefit from exercise of stock options	(1,551)	—
Effect of changes in operating assets and liabilities:
Receivables	2,178	(8,279)
Inventories	(8,282)	(21,996)
Prepaid expenses and other current assets	(3)	(4,429)
Accounts payable	4,387	19,326
Other liabilities	10,263	2,249
Net cash provided by operating activities	94,047	73,849

Cash flows from investing activities:
Capital expenditures	(5,374)	(28,977)
Restricted cash	—	(350)
Net cash used in investing activities	(5,374)	(29,327)

Cash flows from financing activities:
Principal payments on long-term debt	(2,970)	(2,970)
Proceeds from exercise of stock options	1,910	38
Income tax benefit from exercise of stock options	1,551	—
Net cash provided by (used in) financing activities	491	(2,932)

Net increase in cash and cash equivalents	89,164	41,590
Cash and cash equivalents at beginning of period	95,788	42,874
Cash and cash equivalents at end of period	$184,952	$84,464

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for per share data)

	Three Months Ended September 30, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$108.3	41.7%	$58.7	22.6%	$49.6	19.1%	$27.1	10.4%	$0.14

Litigation expenses (a)	—		1.7	0.7%	1.7	0.7%	1.1	0.4%	0.01
Initial public offering preparation costs (b)	—		6.4	2.5%	6.4	2.5%	5.6	2.2%	0.03

As adjusted	$108.3	41.7%	$50.6	19.5%	$57.7	22.2%	$33.8	13.0%	$0.17

	Three Months Ended September 30, 2014
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$94.2	40.1%	$45.4	19.3%	$48.8	20.8%	$27.7	11.8%	$0.14

Litigation expenses (a)	—		1.0	0.4%	1.0	0.4%	0.6	0.3%	—
Initial public offering preparation costs (b)	—		1.1	0.5%	1.1	0.5%	0.7	0.3%	—

As adjusted	$94.2	40.1%	$43.4	18.5%	$50.8	21.6%	$29.0	12.3%	$0.15

	Nine Months Ended September 30, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$307.6	40.4%	$165.7	21.7%	$141.9	18.6%	$79.8	10.5%	$0.40

Litigation expenses (a)	—		7.2	0.9%	7.2	0.9%	4.4	0.6%	0.02
Initial public offering preparation costs (b)	—		8.5	1.1%	8.5	1.1%	7.0	0.9%	0.04

As adjusted	$307.6	40.4%	$150.0	19.7%	$157.6	20.7%	$91.2	12.0%	$0.46

* Amounts may not be additive due to rounding.
(a) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b) Represents costs incurred in preparing for our initial public offering. For the three and nine-months ended September 30, 2015 our effective tax rate was impacted by approximately 3.6% and 1.3%, respectively due to non-deductible permanent differences related to the close of our initial public offering.

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for per share data)

	Nine Months Ended September 30, 2014
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$275.6	40.5%	$134.2	19.8%	$141.3	20.8%	$80.8	11.9%	$0.41

Litigation expenses (a)	—		2.1	0.3%	2.1	0.3%	1.3	0.2%	0.01
Initial public offering preparation costs (b)	—		2.2	0.3%	2.2	0.3%	1.4	0.2%	0.01

As adjusted	$275.6	40.5%	$129.9	19.1%	$145.7	21.4%	$83.5	12.3%	$0.42

* Amounts may not be additive due to rounding.
(a) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b) Represents costs incurred in preparing for our initial public offering.

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$27.1	$27.7	$79.8	$80.8
Interest expense, net	3.7	3.5	11.1	9.9
Provision for income taxes	18.8	17.6	51.0	50.6
Depreciation and amortization	2.1	1.6	6.0	2.8
EBITDA (a)	51.7	50.4	147.9	144.2
Litigation expenses (b)	1.7	1.0	7.2	2.1
Initial public offering preparation costs (c)	6.4	1.1	8.5	2.2
Stock-based compensation (d)	1.4	0.5	2.3	1.4
Adjusted EBITDA	$61.2	$52.9	$165.9	$149.9

(a) EBITDA represents net income plus interest expense, net, provision for income taxes and depreciation and amortization.
(b) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(c) Represents costs incurred in preparing for our initial public offering.
(d) Represents non-cash, stock-based compensation expense.